Supplement
To Prospectus Supplement Dated July 27, 2006 (To Prospectus Dated February 24, 2006)

$944,150,100 (APPROXIMATE)

J.P. MORGAN ALTERNATIVE LOAN TRUST 2006-A4
Issuing Entity
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-A4

J.P. MORGAN MORTGAGE ACQUISITION CORP.
Sponsor and Seller

J.P. MORGAN ACCEPTANCE CORPORATION I
Depositor

__________________

The prospectus supplement dated July 27, 2006 to the prospectus dated February 24, 2006 with respect to the above-captioned series is hereby amended as follows:

1.

The definition of “Class A-8 Priority Amount” in the Glossary of Defined Terms is deleted in its entirety and replaced with the following:

“With respect to the Class A-8 Certificates and any Distribution Date and clauses A.1.(A)(i)(1) and B.1.(A)(i)(1) in “Description of the Certificates—Distributions of Principal”, the product of (a) the Class A-8 Priority Percentage, (b) the Class A-8 Shift Percentage and (c) either (i) on any Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the lesser of (1) the Principal Distribution Amount remaining for such Distribution Date pursuant to clause A.1.(A)(i) in “Description of the Certificates—Distributions of Principal” and (2) $1,000, or (ii) on any Distribution Date on and after the Step-Down Date and on which a Trigger Event is not in effect, the lesser of (1) the Senior Principal Distribution Amount remaining for such Distribution Date pursuant to clause B.1.(A)(i) in “Description of the Certificates—Distributions of Principal” and (2) $1,000.”

With respect to the Class A-8 Certificates and any Distribution Date and clause A.1.(A)(iii)(1) and B.1.(A)(iii)(1) in “Description of the Certificates—Distributions of Principal”, the product of (a) the Class A-8 Priority Percentage, (b) the Class A-8 Shift Percentage and (c) either (i) on any Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Principal Distribution Amount remaining for such Distribution Date pursuant to clause A.1.(A)(iii) in “Description of the Certificates—Distributions of Principal”, or (ii) on any Distribution Date on and after the Step-Down Date and on which a Trigger Event is not in effect, the Senior Principal Distribution Amount remaining for such Distribution Date pursuant to clause B.1.(A)(iii) in “Description of the Certificates—Distributions of Principal”.”

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JPMorgan

August 24, 2006